SEC 733
(04-03)           PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF
Previous          INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND
version           UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.
obsolete



                                                            OMB APPROVAL
                                                     ---------------------------
                                                     OMB Number:       3235-0057
                                                     Expires:  February 28, 2006
                                                     Estimated average burden
                                                     hours per response....13.00


                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                             The Vantagepoint Funds
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

--------------------------------------------------------------------------------

(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------

(4)  Date Filed:

--------------------------------------------------------------------------------

                             THE VANTAGEPOINT FUNDS

                      VANTAGEPOINT INCOME PRESERVATION FUND

                          777 NORTH CAPITOL STREET, NE
                                    SUITE 600
                             WASHINGTON, D.C. 20002

                           --------------------------

                       NOTICE OF ACTION BY WRITTEN CONSENT
                           --------------------------


To the Shareholders of the Vantagepoint Income Preservation Fund:

Pursuant to Article 5, Section 2, of the Amended Agreement and Declaration of Trust of The Vantagepoint Funds, notice is hereby given that, by written consent delivered to the Vantagepoint Income Preservation Fund (the "Fund") on September 2, 2004, the holders of a majority of the outstanding shares of the Fund voted to approve changes to the name, investment objective and principal investment strategies of the Fund. The Fund's Information Statement, which has been filed with the Securities and Exchange Commission, accompanies this Notice.

                                    By Order of the Board of Directors


                                    /s/ Joan McCallen
                                    ----------------------------------
                                    Joan McCallen, President

                             THE VANTAGEPOINT FUNDS

                      VANTAGEPOINT INCOME PRESERVATION FUND

                          777 NORTH CAPITOL STREET, NE
                                    SUITE 600
                             WASHINGTON, D.C. 20002

                           --------------------------

                              INFORMATION STATEMENT
                           --------------------------


This Information Statement is being furnished by the Board of Directors (the "Board") of The Vantagepoint Funds (the "VP Funds") to inform shareholders of the Vantagepoint Income Preservation Fund (the "Fund") about changes that are being made to the Fund's name, investment objective and principal investment strategies. These changes were recommended by the Board of the VP Funds, and were approved by written consent of the holders of a majority of the outstanding shares of the Fund on September 2, 2004. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed on or about October 4, 2004 to Fund shareholders at the close of business on September 3, 2004.


                                  INTRODUCTION

On August 30, 2004, the Board of the VP Funds approved, and decided to recommend that the shareholders of the Fund approve changing the name, investment objective and strategies of the Fund to that of a fund that seeks total return that is consistent with preservation of capital, by investing primarily in a diversified portfolio of debt securities payable primarily in U.S. dollars and by normally maintaining an average portfolio maturity between one and three years. The Fund will not maintain a stable net asset value per share. On that same date, the Board also authorized the officers of the Fund to seek the written consent of the holders of a majority of the outstanding shares of the Fund to these changes. On September 2, 2004, the Board's recommendations were presented to and approved by the Board of Directors of The VantageTrust Company, which indirectly holds a majority of the Fund's shares through the Vantagepoint Model Portfolio Funds. The VantageTrust Company is an affiliate of the Fund's investment adviser, Vantagepoint Investment Advisers, LLC ("VIA"). These changes, which will result in the conversion of the Fund to a short-term bond Fund ("Conversion") are expected to take place on or about November 5, 2004. When the changes become effective, the Fund will be renamed the "Vantagepoint Short-Term Bond Fund".

                            REASONS FOR THESE CHANGES

The Board has taken these actions because it has concluded that the Fund is not likely to be able to continue, over the long term, to follow its current strategy of using wrapper agreements to seek to preserve capital and to maintain a stable net asset value per share. The Board reached this conclusion based on, among other things, the current regulatory uncertainty about the method for valuing wrapper agreements that mutual funds will be able to use in the future. The Board also considered the potential inability of the Fund to continue to purchase wrapper agreements on economically viable terms and took into account the potential impact of rising interest rates on the Fund's ability to maintain a stable net asset value without such wrapper agreements and that shareholders could be subject to unexpected loss of principal value as a result. In addition, the Board considered the facts that the Fund's current wrapper agreements will expire on November 7 and December 1, 2004, respectively, and that it is uncertain whether these agreements could be renewed in light of the regulatory inquiries described below. The Board believes its actions are in the best interests of the Fund and its shareholders under the circumstances.

As disclosed in the Fund's registration statement, applicable supplements and most recent semi-annual report, the staff of the U.S. Securities and Exchange Commission ("SEC") has inquired of registered "stable value" mutual funds, including the Fund, as to the methodology used by these funds to value their wrapper agreements. The SEC and its staff have not issued any public statement regarding the results of this inquiry and have not indicated whether or when such a statement may be made. However, it is possible that the SEC's conclusions may require stable value mutual funds to stop using the types of wrapper agreements commonly used today or to seek to buy wrapper agreements having very different terms. VIA has informed the Board that such wrapper agreements are not likely to be available on terms or at a cost that would make it economically viable for the Fund to continue to pursue its investment strategy of maintaining a stable net asset value per share.

Interest rates have risen over the past few months. In this environment, the Fund's potential inability to continue valuing its wrapper agreements using its current methodology or to obtain wrapper agreements with significantly different terms, could have potentially adverse consequences to the Fund and its shareholders. To seek to protect against such possible adverse consequences, the Board has decided to take the actions described in this information statement.

As noted above, the recommended changes to the Fund were approved by the Fund's indirect majority shareholders on September 2, 2004. A supplement notifying shareholders of these changes was filed with the SEC on September 2, 2004 and mailed shortly thereafter.

                          INTERIM INVESTMENT ACTIVITIES

In early August 2004, at the direction of the Fund's investment adviser, VIA, the average duration of the Fund's portfolio was shortened to approximately 1.5 years, as permitted by the Fund's investment guidelines.

In addition, on September 8, 2004, VIA reallocated the portions of the Fund's portfolio previously subadvised by Wellington Management Company, LLP and Pacific Investment Management Company, LLC and placed the entire portfolio under the management of the Fund's remaining subadviser, Payden & Rygel Investment Counsel ("Payden & Rygel"). Payden & Rygel invested the Fund's assets in a portfolio of short-term fixed income instruments with 60 days or less to maturity ("Interim Portfolio"). Payden and Rygel constructed the Interim Portfolio on September 13, 2004 and will continue to subadvise the portfolio, subject to the continuing oversight of VIA, until one or more subadvisers are appointed by the Board to manage the Fund's assets in accordance with its new investment objectives and strategies. However, shortly before the Conversion takes place, the Interim Portfolio is expected to mature and will hold most of its assets in cash or cash equivalents for a brief period of time. As noted earlier, the Conversion is expected to take place on or about November 6, 2004.

By investing its assets in this manner, the Fund will seek to continue to maintain a stable net asset value of $100 per share until its Conversion to a short-term bond fund. While the Fund will attempt to maintain a stable net asset value of $100 per share during the period prior to its Conversion, there is no assurance that the Fund will be able to do so and the Fund's net asset value per share may fluctuate.

After its Conversion to a short-term bond fund, the Fund will no longer seek to maintain a stable net asset value and its net asset value per share will fluctuate with changes in the market value of the Fund's portfolio holdings.

The Fund's Board of Directors approved the use of the Interim Portfolio as a temporary measure. The Interim Portfolio may produce a lower level of income than previously has been achieved by the Fund.

The Fund will pay Payden & Rygel for providing subadvisory services with respect to the Interim Portfolio at its current annual rate of 0.09% of the Fund's average daily net assets until the Fund's portfolio holdings are invested in accordance with its new investment objectives and strategies. In addition, the Fund will continue to pay VIA its annual advisory fee of 0.10% of the average daily net assets of the Fund through the Interim Period and after the Conversion. The annualized estimated expenses for the Fund during the Interim Period are expected to be as follows:

 Advisory Fee      Subadvisory Fee      Other Expenses      Total Expenses

 0.10%             0.09%                0.54%               0.73%

The subadvisers that will manage the Fund's assets after its Conversion have not yet been selected. However, it is expected that the subadviser(s) will be appointed and announced before the Conversion takes place. When the new subadvisers are appointed, shareholders will be notified. VIA will continue to manage the Fund and oversee the activities of its subadvisers both before and after the Conversion.

              LIMITS ON PURCHASING FUND SHARES PRIOR TO CONVERSION

Until the Fund's Conversion to a short-term bond fund takes place, individuals currently investing in the Fund through the VantageCare Retirement Health Savings Plan ("RHS") or an Individual Retirement Account ("IRA") will be permitted to continue to invest in the Fund in accordance with their existing investment elections. However, from September 3, 2004 until its conversion to a short-term bond fund is completed, the Fund will not accept (i) any new elections by RHS or IRA investors to allocate all or part of their contributions to the Fund; (ii) changes to existing investment elections or allocation instructions that would increase or decrease an RHS or IRA investor's allocation to the Fund, although an investor will be permitted to discontinue entirely any future contributions to the Fund; or (iii) any transfers into the Fund from other investment options. This will effectively "close" the Fund to new investors for this temporary period, while permitting those investors who already have elected to make contributions to the Fund to continue to invest in the Fund. Of course, RHS and IRA investors will be able to transfer their assets out of the Fund to other investment options, or to change their elections so as to discontinue all contributions to the Fund during the Interim Period, in either case without penalty.

                       VANTAGEPOINT MODEL PORTFOLIO FUNDS

The Vantagepoint Model Portfolio Savings Oriented Fund, the Vantagepoint Model Portfolio Conservative Growth Fund and the Vantagepoint Model Portfolio Traditional Growth Fund (each a "Model Portfolio" and together, the "Model Portfolios") each invest a portion of their assets in the Fund, pursuant to the following target allocations:

   - The Model Portfolio Savings Oriented Fund's target is to allocate 65% of its assets to an investment in the Fund.

   - The Model Portfolio Conservative Growth Fund's target is to allocate 50% of its assets to the Fund.

   - The Model Portfolio Traditional Growth Fund's target is to allocate 30% of its assets to the Fund.

The Fund's investment adviser, VIA, also serves as the investment adviser to these three Model Portfolios. The Model Portfolios are expected to continue investing in the Fund in accordance with their current targets and rebalancing policies during the period while the Fund's assets are invested in the Interim Portfolio. However, in light of the changes to the investment objective and strategies of the Fund, VIA is re-evaluating the fixed income allocations of the assets of the three Model Portfolios listed above and may determine to redeem a portion of their respective shares of the Fund and reinvest the proceeds in shares of other funds of the VP Funds. Such redemptions likely would significantly reduce the asset size of the Fund, possibly by as much as one-third. Before deciding to implement such reallocations, VIA will conduct its customary periodic analysis to seek to identify the allocation of assets among the different funds of the VP Funds that is optimum for each Model Portfolio in light of its individual investment objectives and strategies. No Model Portfolio is expected to withdraw its entire investment in the Fund, although it could at any time. Further, a decision by VIA to reallocate some of the assets of the Model Portfolios away from the Fund and into other funds of the VP Funds should not be taken as an indicator of whether this would be an appropriate investment decision for any other investors in the Fund. Any redemptions by the Model Portfolios is not expected to have a negative impact on the overall fees and expenses of the Fund. In fact, it is expected that the total estimated expenses for the Fund will be less during both the Interim Period and following the Conversion.

VIA expects to effect any redemptions by the Model Portfolios after most of the short-term fixed income securities held in the Fund's Interim Portfolio have matured and have been converted to cash or cash equivalents, but before the Fund's assets are reinvested in a portfolio of securities consistent with the Fund's new investment objectives and strategies. By effecting the redemptions on behalf of the Model Portfolios in this manner, VIA will seek to avoid causing the Fund to incur unnecessary transaction costs and also to avoid or limit any other potential adverse impacts that such large redemptions may have on the Fund and its remaining shareholders.

              DESCRIPTION OF THE VANTAGEPOINT SHORT-TERM BOND FUND

The following describes the investment objective, main investment strategies, risks and expenses of the Fund that are expected to become effective upon Conversion, when it will be renamed the Vantagepoint Short-Term Bond Fund, on or about November 6, 2004.

     INVESTMENT OBJECTIVE:

The Fund will seek total return that is consistent with preservation of capital.

     PRINCIPAL INVESTMENT STRATEGIES:

   - The Fund will invest in a wide variety of debt securities payable primarily in U.S. dollars. These include (1) debt obligations issued or guaranteed by the U.S. Government and foreign governments and their agencies and instrumentalities, political subdivisions of foreign governments (such as provinces and municipalities), and supranational organizations (such as the World Bank); (2) debt securities, loans and commercial paper issued by U.S. and foreign companies; (3) U.S. and foreign mortgage-backed and asset-backed debt securities; and (4) taxable municipal securities, which are debt obligations issued by state and local governments, territories and possessions of the U.S., regional governmental authorities, and their agencies and instrumentalities, the interest on which is not exempt from federal income tax.

   - The Fund generally will invest in investment grade debt securities, which are securities rated within the four highest grades by at least one of the major rating agencies such as Standard & Poor's (at least
        BBB), Moody's (at least Baa) or Fitch (at least BBB), or are securities the applicable subadviser determines are of comparable quality. However, the Fund may invest up to 10% of its total assets in corporate debt securities rated below investment grade and up to 5% of its total assets in emerging markets debt. In any event, the average credit quality of the Fund overall will remain investment grade.

   - The Fund may invest up to 10% of its assets in securities denominated in foreign currencies.

   - Under normal market conditions, the Fund will invest at least 80% of its total assets in bonds of varying maturities. The Fund also normally will invest at least 65% of its total assets in securities with more than one year to maturity, and its maximum average portfolio maturity (on a dollar-weighted basis) will be three years.

   - The Fund will invest in debt securities that its subadvisers believe offer attractive yields and are undervalued relative to securities of similar credit quality and interest rate sensitivity.

   - The Fund may invest its assets in derivative instruments such as futures, options and options on futures if used for relative value, hedging or risk control, but not for speculation and may use swap agreements to manage interest rate, currency and credit exposure. Investments in derivative instruments will be limited to 10% of the market value of the Fund's assets.

        PRINCIPAL INVESTMENT RISKS:

   - As with most bond funds, the income on and value of shares in the Fund will fluctuate along with interest rates. When interest rates rise, the market prices of the debt securities owned by the Fund usually will decline. When interest rates fall, the prices of these securities usually will increase. Generally, the longer the Fund's average portfolio maturity, the greater will be the price fluctuation. The price of any security owned by the Fund may also fall in response to events affecting the issuer of the security, such as its ability to continue to make principal and interest payments, or its credit ratings. Investors in the Fund, therefore, could lose money.

   - Below investment grade debt securities (commonly known as "high yield bonds" or "junk bonds") are speculative and involve a greater risk of default and price change due to changes in the issuer's creditworthiness. The market prices of these debt securities may fluctuate more than the market prices of investment grade debt securities and may decline significantly in periods of general economic difficulty.

   - Although capital appreciation is not a primary objective of the Fund, there may be periods of time when the Fund's total return will be partly attributable to capital appreciation.

   - Investing in foreign securities poses additional risks. The performance of foreign securities can be adversely affected by currency fluctuations and the different political, regulatory and economic environments in countries where the Fund invests. Although the Fund expects to be hedged against currency risk, there may be periods when the Fund has some currency risk exposure. In addition, emerging markets tend to be more volatile than the U.S. market or developed foreign markets.

        EXPENSES:

   The Fund is expected to have the following annual operating expenses after the Conversion:

         Advisory Fee    Subadvisory Fee    Other Expenses      Total Expenses

         0.10%           0.15%              0.42%               0.67%

       THE INVESTMENT ADVISER AND THE MASTER INVESTMENT ADVISORY AGREEMENT

VIA, 777 North Capitol Street, NE, Washington, D.C. 20002, is a wholly owned subsidiary of, and controlled by the ICMA Retirement Corporation ("RC"), a retirement plan administrator and investment adviser whose principal investment advisory client is The VantageTrust Company. RC was established as a not-for-profit organization in 1972 to assist state and local governments and their agencies and instrumentalities in the establishment and maintenance of deferred compensation and qualified retirement plans for the employees of such public sector entities. These plans are established and maintained in accordance with Sections 457 and 401, respectively, of the Internal Revenue Code of 1986, as amended. RC has been registered as an investment adviser with the SEC since 1983.

VIA is a Delaware limited liability company and is registered as an investment adviser with the SEC.

Joan McCallen serves as President and Chief Executive Officer of RC, President of VIA and President and Principal Executive Officer of the VP Funds. Paul Gallagher serves as Senior Vice President, Secretary and General Counsel of RC, Secretary of VIA and Secretary of the VP Funds. John Bennett serves as Treasurer of the VP Funds, Vice President and Acting Chief Financial Officer of RC and Treasurer of VIA.

VIA provides investment advisory services to each of the VP Funds, including the Fund, under a Master Investment Advisory Agreement (the "Advisory Agreement") dated March 1, 1999, as amended on December 1, 2000. VIA's advisory services include fund design, establishment of fund investment objectives and strategies, selection and management of subadvisers, performance monitoring, and supervising and directing each fund's investments. Additionally, VIA furnishes periodic reports to the VP Funds' Board regarding the investment strategy and performance of each fund.

Pursuant to the Advisory Agreement, the VP Funds compensate VIA for these services by paying VIA an annual advisory fee assessed against average daily net assets under management in each fund.

                              INVESTMENT SUBADVISER

VIA currently is conducting a search for one or more subadvisers to oversee the day-to-day investment management of the Fund. VIA expects to present its recommendations to the Board at a meeting to be held in person in mid-October. Once one or more subadvisers are appointed, shareholders will receive another information statement outlining additional information about such subadviser(s).

                         RECORD OF BENEFICIAL OWNERSHIP

As of August 31, 2004 the Fund had 7,141,915.090 share outstanding. The Model Portfolios own a majority of the outstanding shares of the Fund and as of August 31, 2004 together owned approximately 85% of the Fund. The principal shareholder in the Model Portfolios and the VP Funds is the VantageTrust. VantageTrust is a group trust sponsored and maintained by The VantageTrust Company for the purpose of holding and investing the assets of public sector retirement and deferred compensation plans. As of August 31, 2004, the directors and officers of the VP Funds owned less than 1% of the outstanding shares of the Fund.

                               GENERAL INFORMATION

DISTRIBUTOR

ICMA-RC Services, LLC, 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, serves as the distributor of the VP Funds' shares pursuant to a Distribution Agreement dated March 1, 1999. ICMA-RC Services, LLC is a wholly-owned subsidiary of RC and an affiliate of VIA. Joan McCallen serves as President of ICMA-RC Services, LLC.

TRANSFER AGENT

Vantagepoint Transfer Agents, LLC, 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002, serves as the transfer agent of the VP Funds' shares pursuant to a Transfer Agency and Administrative Services Agreement dated March 1, 1999. Vantagepoint Transfer Agents, LLC is a wholly-owned subsidiary of RC and an affiliate of VIA. Joan McCallen serves as President of Vantagepoint Transfer Agents, LLC.

ADMINISTRATOR AND CUSTODIAN

VIA and Vantagepoint Transfer Agents, LLC provide administrative services to the VP Funds. In addition, Investors Bank & Trust Company ("IBT"), 200 Clarendon Street, Boston, MA 02117, provides certain administrative and sub-transfer agency services to the VP Funds pursuant to an Administration Agreement dated January 21, 1999, as amended December 31, 2001 and a Sub-Transfer Agency and Service Agreement dated February 3, 1999 as amended December 31, 2001. IBT also serves as custodian for the VP Funds pursuant to a Custodian Agreement dated February 3, 1999 and amended on December 31, 2001.

                                  HOUSEHOLDING

Only one copy of this Information Statement may be mailed to households, even if more than one person in a household is a Fund shareholder of record. If you need additional copies of this Information Statement, please contact the VP Funds toll free at 1-800-669-7400. If you do not want the mailing of this Information Statement to be combined with those for other members of your household, contact the VP Funds in writing at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002.

                              FINANCIAL INFORMATION

Shareholders can obtain a copy of the VP Funds' most recent Semi-Annual Report and any Annual Report following the Semi-Annual Report, without charge, by writing the VP Funds at 777 North Capitol Street, NE, Suite 600, Washington, D.C. 20002 or by calling the VP Funds toll free at 1-800-669-7400.